RenaissanceRe Reports Q1 2023 Net Income Available to Common Shareholders of $564.1 Million; Operating Income Available to Common Shareholders of $360.0 Million.
•46.6% annualized return on average common equity and 29.7% annualized operating return on average common equity.
•Strong performance across both segments; Property combined ratio of 56.6% and Casualty and Specialty combined ratio of 92.9%.
•Property catastrophe net premiums written grew by $214.7 million or 35.7%. Growth driven by significant rate increases, partially offset by a reduction in net reinstatement premiums of $44.8 million.
•Fee income of $44.8 million; raised $621.2 million of third-party capital, primarily in DaVinci and Medici. Subsequent to March 31, 2023, Medici surpassed $1.5 billion in net assets.
•Net investment income of $254.4 million in Q1 2023, 203.9% growth compared to Q1 2022.
•Shareholders’ equity attributable to RenaissanceRe grew by $540.3 million since December 31, 2022.

Pembroke, Bermuda, May 2, 2023 - RenaissanceRe Holdings Ltd. (NYSE: RNR) (“RenaissanceRe” or the “Company”) today announced its financial results for the first quarter of 2023.

Net Income Available to Common Shareholders per Diluted Common Share: $12.91 Operating Income Available to Common Shareholders per Diluted Common Share*: $8.16
Underwriting Income $369.6M	Fee Income $44.8M	Net Investment Income $254.4M
Change in Book Value per Common Share: 11.3% Change in Tangible Book Value per Common Share Plus Change in Accum. Dividends*: 12.4%
*Operating Return on Average Common Equity, Operating Income (Loss) Available (Attributable) to Common Shareholders, Operating Income (Loss) Available (Attributable) to Common Shareholders per Diluted Common Share and Change in Tangible Book Value per Common Share Plus Change in Accumulated Dividends are non-GAAP financial measures; see “Comments on Regulation G” for a reconciliation of non-GAAP financial measures.

Kevin J. O’Donnell, President and Chief Executive Officer, said, “We began the year with an excellent quarter, reporting an operating return on average common equity of 29.7% driven by strong underwriting results, growing Capital Partners fees, and increased net investment income.

Looking forward, we expect these Three Drivers of Profit to continue to improve, driven by ongoing strong demand for our products, increased fees from our Capital Partners business and a favorable investment environment. We are confident that the attractive reinsurance market will persist, providing us with many opportunities to deploy additional capital as the year progresses.”

Consolidated Financial Results

Consolidated Highlights
	Three months ended March 31,
(in thousands, except per share amounts and percentages)	2023	2022
Gross premiums written	$2,790,261	$2,942,964
Net premiums written	2,263,703	2,165,217
Underwriting income (loss)	369,619	200,278
Combined ratio	78.0%	86.5%

Net Income (Loss)
Available (attributable) to common shareholders	564,062	(394,413)
Available (attributable) to common shareholders per diluted common share	$12.91	$(9.10)
Operating Income (Loss) (1)
Available (attributable) to common shareholders	360,008	151,945
Available (attributable) to common shareholders per diluted common share	$8.16	$3.50
Book value per common share	$116.44	$121.44
Change in book value per share	11.3%	(8.1)%
Tangible book value per common share plus accumulated dividends (1)	$136.04	$139.44
Change in tangible book value per common share plus change in accumulated dividends (1)	12.4%	(8.2)%

Return on average common equity - annualized	46.6%	(28.1)%
Operating return on average common equity - annualized (1)	29.7%	10.8%
(1)See “Comments on Regulation G” for a reconciliation of non-GAAP financial measures.

Net negative impact of the Q1 2023 Large Loss Events
Net negative impact on underwriting result includes the sum of (1) net claims and claim expenses incurred, (2) assumed and ceded reinstatement premiums earned and (3) earned and lost profit commissions. Net negative impact on net income (loss) available (attributable) to RenaissanceRe common shareholders is the sum of (1) net negative impact on underwriting result and (2) redeemable noncontrolling interest, both before consideration of any related income tax benefit (expense).
The Company’s estimates of net negative impact are based on a review of the Company’s potential exposures, preliminary discussions with certain counterparties and actuarial modeling techniques. The Company’s actual net negative impact, both individually and in the aggregate, may vary from these estimates, perhaps materially. Changes in these estimates will be recorded in the period in which they occur.
Meaningful uncertainty remains regarding the estimates and the nature and extent of the losses from these catastrophe events, driven by the magnitude and recent nature of each event, the geographic areas impacted by the events, relatively limited claims data received to date, the contingent nature of business interruption and other exposures, potential uncertainties relating to reinsurance recoveries and other factors inherent in loss estimation, among other things.
Net negative impact on the consolidated financial statements

Three months ended March 31, 2023	Q1 2023 Large Loss Events (1)
(in thousands)
Net claims and claims expenses incurred	$(81,478)
Assumed reinstatement premiums earned	3,124
Ceded reinstatement premiums earned	—
Earned (lost) profit commissions	(701)
Net negative impact on underwriting result	(79,055)
Redeemable noncontrolling interest	25,517
Net negative impact on net income (loss) available (attributable) to RenaissanceRe common shareholders	$(53,538)

Net negative impact on the segment underwriting results and consolidated combined ratio

Three months ended March 31, 2023	Q1 2023 Large Loss Events (1)
(in thousands, except percentages)
Net negative impact on Property segment underwriting result	$(79,055)
Net negative impact on Casualty and Specialty segment underwriting result	—
Net negative impact on underwriting result	$(79,055)
Percentage point impact on consolidated combined ratio	4.7

(1)“Q1 2023 Large Loss Events” includes the earthquakes which impacted southern and central Turkey in February 2023, Cyclone Gabrielle which impacted northern New Zealand, the flooding that impacted northern New Zealand in January and February 2023, and various wind and thunderstorm events which impacted states in both the Southern and Midwest U.S. during March 2023.

Three Drivers of Profit: Underwriting, Fee and Investment Income
Underwriting Results - Property Segment: Combined ratio of 56.6%; Increase in property catastrophe net premiums written of 35.7%

Property Segment
	Three months ended March 31,		Q/Q Change
(in thousands, except percentages)	2023	2022
Gross premiums written	$1,304,199	$1,343,508	(2.9)%
Net premiums written	1,019,829	890,166	14.6%
Underwriting income (loss)	298,679	184,802

Underwriting Ratios
Net claims and claim expense ratio - current accident year	39.2%	44.7%	(5.5)	pts
Net claims and claim expense ratio - prior accident years	(11.9)%	(2.7)%	(9.2)	pts
Net claims and claim expense ratio - calendar year	27.3%	42.0%	(14.7)	pts
Underwriting expense ratio	29.3%	28.1%	1.2	pts
Combined ratio	56.6%	70.1%	(13.5)	pts
•Gross premiums written decreased by $39.3 million, or 2.9%, driven by:
–$81.8 million decrease in the other property class of business, primarily due to the non-renewal of certain catastrophe exposed quota share programs that did not meet the Company’s return hurdles, partially offset by;
–$42.5 million increase in the property catastrophe class of business, principally driven by rate improvements on deals written in the first quarter of 2023; which were partially offset by a reduction of $149.6 million of premiums written by Upsilon, as well as a reduction in gross reinstatement premiums of $49.5 million, compared to the first quarter of 2022.
•Net premiums written increased by $129.7 million, or 14.6%, driven by:
–$214.7 million increase in the property catastrophe class of business, driven by rate improvements and lower ceded premiums written, partially offset by a reduction in net reinstatement premiums of $44.8 million compared to the first quarter of 2022. This was partially offset by;
–$85.0 million decrease in the other property class of business.
•Net claims and claim expense ratio - current accident year decreased 5.5 percentage points, primarily as a result of a lower impact from large loss events in the current quarter, compared to the first quarter of 2022.
–Q1 2023 Large Loss Events contributed 11.7 percentage points to the current accident year net claims and claim expense ratio, compared to the weather-related large losses in the first quarter of 2022, which contributed 17.8 percentage points.

•Net claims and claim expense ratio - prior accident years reflects net favorable development, primarily from weather-related large losses in the 2017 through 2021 accident years, driven by better than expected loss emergence.
•Underwriting expense ratio increased 1.2 percentage points, largely driven by the reduction in reinstatement premiums discussed above.
Underwriting Results - Casualty and Specialty Segment: Combined ratio of 92.9% and underwriting income of $70.9 million

Casualty and Specialty Segment
	Three months ended March 31,		Q/Q Change
(in thousands, except percentages)	2023	2022
Gross premiums written	$1,486,062	$1,599,456	(7.1)%
Net premiums written	1,243,874	1,275,051	(2.4)%
Underwriting income (loss)	70,940	15,476

Underwriting Ratios
Net claims and claim expense ratio - current accident year	64.1%	67.2%	(3.1)	pts
Net claims and claim expense ratio - prior accident years	(2.3)%	(0.1)%	(2.2)	pts
Net claims and claim expense ratio - calendar year	61.8%	67.1%	(5.3)	pts
Underwriting expense ratio	31.1%	31.1%	—	pts
Combined ratio	92.9%	98.2%	(5.3)	pts
•Gross premiums written decreased 7.1% reflecting decreases in casualty classes of business, principally in professional liability, and partially offset by growth in the other specialty class of business.
•Net premiums written decreased 2.4% as the impact from decreases in gross premiums written was partially offset by a reduction in ceded premiums written.
•Net claims and claim expense ratio - current accident year decreased by 3.1 percentage points as compared to the first quarter of 2022, due to the impact of the Russia-Ukraine War in 2022, which contributed 3.1 percentage points in the first quarter of 2022.
•Net claims and claim expense ratio - prior accident years reflects higher favorable prior accident year loss development of 2.2 percentage points, driven by favorable experience in other specialty and credit classes of business.

Fee Income: $44.8 million of fee income, up 58% from Q1 2022; increase in both management and performance fees.

Fee Income
	Three months ended March 31,		Q/Q Change
(in thousands, except percentages)	2023	2022
Total management fee income	$40,905	$27,222	$13,683
Total performance fee income (loss) (1)	3,867	1,127	2,740
Total fee income	$44,772	$28,349	$16,423
(1)Performance fees are based on the performance of the individual vehicles or products, and may be negative in a particular period if, for example, large losses occur, which can potentially result in no performance fees or the reversal of previously accrued performance fees.
•Management fee income increased $13.7 million, reflecting increased capital managed at DaVinciRe Holdings Ltd. (“DaVinci”), Vermeer Reinsurance Ltd. (“Vermeer”), RenaissanceRe Medici Fund Ltd. (“Medici”), and Fontana Holdings L.P. and its subsidiaries, as well as the recording of previously deferred management fees in DaVinci as a result of the weather-related large losses experienced in the prior years.
•Performance fee income increased $2.7 million, driven by favorable development on prior years’ events primarily in DaVinci and certain of our structured reinsurance products.
Investment Results: Total investment result improved $1.1 billion; 203.9% growth in net investment income

Investment Results
	Three months ended March 31,		Q/Q Change
(in thousands, except percentages)	2023	2022
Net investment income	$254,378	$83,691	$170,687
Net realized and unrealized gains (losses) on investments	279,451	(673,017)	952,468
Total investment result	$533,829	$(589,326)	$1,123,155
Total investment return - annualized	10.0%	(10.2)%	20.2	pts
•Net investment income increased $170.7 million, primarily driven by higher yielding assets in the fixed maturity and short term portfolios as a result of our reinvestment of the portfolio during the rising interest rate environment throughout 2022.
•Net realized and unrealized gains on investments increased $952.5 million, principally driven by:
–Net realized and unrealized gains on fixed maturity investments trading of $207.3 million, which includes net unrealized gains of $312.0 million, reflecting the impact of decreasing interest rates on U.S. treasuries in the first quarter of 2023. This compares to net realized and unrealized losses of $585.3 million in the first quarter of 2022 resulting from increases in interest rates.
–Equity investments contributed net realized and unrealized gains of $30.4 million, compared to net realized and unrealized losses of $48.7 million in the first quarter of 2022. Both the current and comparative quarter equity investment results were in line with wider equity market movements.

•Total investments were $23.2 billion at March 31, 2023 (December 31, 2022 - $22.2 billion). Weighted average yield to maturity and duration on the Company’s investment portfolio (excluding investments that have no final maturity, yield to maturity or duration) was 5.7% and 2.4 years (December 31, 2022 - 5.7% and 2.5 years, respectively).

Other Items of Note
•Net income attributable to redeemable noncontrolling interests of $267.4 million was primarily driven by:
–Strong underwriting results for DaVinci and Vermeer;
–Strong net investment income driven by higher interest rates and yields within the investment portfolios of the Company’s joint ventures and managed funds; and
–Net realized and unrealized gains on investments recorded during the quarter in the Company’s joint ventures and managed funds.
•Raised third-party capital of $621.2 million in the first quarter of 2023, comprised of $377.2 million in DaVinci and $244.0 million in Medici. Subsequent to March 31, 2023, raised an additional $145.9 million in Medici.
•Redemptions of third-party capital of $207.3 million during the first quarter of 2023, of which $139.4 million was from Upsilon, reducing the size of Upsilon as a result of the release of collateral associated with prior years’ contracts.
•Income tax expense of $28.9 million compared to a benefit of $36.7 million in the first quarter of 2022. The increase in income tax expense was primarily driven by investment gains and an increase in operating income in the Company’s U.S.-based operations compared to investment losses and lower operating income in the first quarter of 2022.

Conference Call Details and Additional Information
Non-GAAP Financial Measures and Additional Financial Information
This Press Release includes certain financial measures that are not calculated in accordance with generally accepted accounting principles in the U.S. (“GAAP”) including “operating income (loss) available (attributable) to RenaissanceRe common shareholders,” “operating income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted,” “operating return on average common equity - annualized,” “tangible book value per common share” and “tangible book value per common share plus accumulated dividends.” A reconciliation of such measures to the most comparable GAAP figures in accordance with Regulation G is presented in the attached supplemental financial data.
Please refer to the “Investors - Financial Reports - Financial Supplements” section of the Company’s website at www.renre.com for a copy of the Financial Supplement which includes additional information on the Company’s financial performance.
Conference Call Information
RenaissanceRe will host a conference call on Wednesday, May 3, 2023 at 11:00 a.m. ET to discuss this release. Live broadcast of the conference call will be available through the “Investors - Webcasts & Presentations” section of the Company’s website at www.renre.com.
About RenaissanceRe
RenaissanceRe is a global provider of reinsurance and insurance that specializes in matching well-structured risks with efficient sources of capital. The Company provides property, casualty and specialty reinsurance and certain insurance solutions to customers, principally through intermediaries. Established in 1993, RenaissanceRe has offices in Bermuda, Australia, Ireland, Singapore, Switzerland, the United Kingdom and the United States.
Cautionary Statement Regarding Forward-Looking Statements
Any forward-looking statements made in this Press Release reflect RenaissanceRe’s current views with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. We may also make forward-looking statements with respect to our business and industry, such as those relating to our strategy and management objectives, plans and expectations regarding our response and ability to adapt to changing economic conditions, market standing and product volumes, and insured losses from loss events, among other things. These statements are subject to numerous factors that could cause actual results to differ materially from those addressed by such forward-looking statements, including the following: the Company’s exposure to natural and non-natural catastrophic events and circumstances and the variance it may cause in the Company’s financial results; the effect of climate change on the Company’s business, including the trend towards increasingly frequent and severe climate events; the effectiveness of the Company’s claims and claim expense reserving process; the effect of emerging claims and coverage issues; the performance of the Company’s investment portfolio and financial market volatility; the effects of inflation; the ability of the Company’s ceding companies and delegated authority counterparties to accurately assess the risks they underwrite; the Company’s ability to maintain its financial strength ratings; the highly competitive nature of the Company’s industry and its reliance on a small number of brokers; collection on claimed retrocessional coverage, and new retrocessional reinsurance being available on acceptable terms or at all; the historically cyclical nature of the (re)insurance industries; the Company’s ability to attract and retain key executives and employees; the Company’s ability to successfully implement its business strategies and initiatives; the Company’s exposure to credit loss from counterparties; the Company’s need to make many estimates and judgments in the preparation of its financial statements; the Company’s ability to effectively manage capital on behalf of investors in joint ventures or other entities it manages; changes to the accounting rules and regulatory systems applicable to the Company’s business, including changes in Bermuda and U.S. laws and regulations; other political, regulatory or industry initiatives adversely impacting the Company; the Company’s ability to comply with covenants in its debt agreements; the effect of adverse economic factors, including changes in prevailing interest rates and recession or the perception that recession may occur; the effect of cybersecurity risks, including technology breaches or failure; a contention by the U.S. Internal Revenue Service that any of the Company’s Bermuda subsidiaries are subject to taxation in the U.S.; the effects of possible future tax reform legislation and regulations in the jurisdictions in which we operate; the Company’s ability to determine any impairments taken on its investments; the Company’s ability to raise capital on acceptable terms, including through debt instruments, the capital markets, and third party investments in our joint ventures and managed funds; the Company’s ability to comply with applicable sanctions and foreign corrupt practices laws; the Company’s dependence on the ability of its operating subsidiaries to declare and pay dividends; and other factors affecting future results disclosed in RenaissanceRe’s filings with the SEC, including its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.

INVESTOR CONTACT: RenaissanceRe Holdings Ltd. Keith McCue Senior Vice President, Finance & Investor Relations (441) 239-4830	MEDIA CONTACT: RenaissanceRe Holdings Ltd. Hayden Kenny Vice President, Investor Relations & Communications (441) 239-4946 or Kekst CNC Dawn Dover (212) 521-4800

RenaissanceRe Holdings Ltd.
Summary Consolidated Statements of Operations
(in thousands of United States Dollars, except per share amounts and percentages)
(Unaudited)
	Three months ended
	March 31, 2023	March 31, 2022
Revenues
Gross premiums written	$2,790,261	$2,942,964
Net premiums written	$2,263,703	$2,165,217
Decrease (increase) in unearned premiums	(583,153)	(678,792)
Net premiums earned	1,680,550	1,486,425
Net investment income	254,378	83,691
Net foreign exchange gains (losses)	(14,503)	(15,486)
Equity in earnings (losses) of other ventures	9,530	(6,390)
Other income (loss)	(4,306)	1,193
Net realized and unrealized gains (losses) on investments	279,451	(673,017)
Total revenues	2,205,100	876,416
Expenses
Net claims and claim expenses incurred	801,200	841,733
Acquisition expenses	432,257	376,507
Operational expenses	77,474	67,907
Corporate expenses	12,843	12,502
Interest expense	12,134	11,955
Total expenses	1,335,908	1,310,604
Income (loss) before taxes	869,192	(434,188)
Income tax benefit (expense)	(28,902)	36,707
Net income (loss)	840,290	(397,481)
Net (income) loss attributable to redeemable noncontrolling interests	(267,384)	11,912
Net income (loss) attributable to RenaissanceRe	572,906	(385,569)
Dividends on preference shares	(8,844)	(8,844)
Net income (loss) available (attributable) to RenaissanceRe common shareholders	$564,062	$(394,413)

Net income (loss) available (attributable) to RenaissanceRe common shareholders per common share – basic	$12.95	$(9.10)
Net income (loss) available (attributable) to RenaissanceRe common shareholders per common share – diluted	$12.91	$(9.10)
Operating (loss) income (attributable) available to RenaissanceRe common shareholders per common share - diluted (1)	$8.16	$3.50

Average shares outstanding - basic	42,876	43,357
Average shares outstanding - diluted	43,006	43,357

Net claims and claim expense ratio	47.7%	56.6%
Underwriting expense ratio	30.3%	29.9%
Combined ratio	78.0%	86.5%

Return on average common equity - annualized	46.6%	(28.1)%
Operating return on average common equity - annualized (1)	29.7%	10.8%
(1)See Comments on Regulation G for a reconciliation of non-GAAP financial measures.

RenaissanceRe Holdings Ltd.
Summary Consolidated Balance Sheets
(in thousands of United States Dollars, except per share amounts)

	March 31, 2023	December 31, 2022
Assets	(Unaudited)	(Audited)
Fixed maturity investments trading, at fair value	$14,695,585	$14,351,402
Short term investments, at fair value	5,177,095	4,669,272
Equity investments, at fair value	551,394	625,058
Other investments, at fair value	2,700,655	2,494,954
Investments in other ventures, under equity method	84,731	79,750
Total investments	23,209,460	22,220,436
Cash and cash equivalents	1,063,707	1,194,339
Premiums receivable	5,933,701	5,139,471
Prepaid reinsurance premiums	1,130,831	1,021,412
Reinsurance recoverable	4,706,671	4,710,925
Accrued investment income	121,681	121,501
Deferred acquisition costs	1,242,395	1,171,738
Receivable for investments sold	267,161	350,526
Other assets	358,203	384,702
Goodwill and other intangible assets	236,517	237,828
Total assets	$38,270,327	$36,552,878
Liabilities, Noncontrolling Interests and Shareholders’ Equity
Liabilities
Reserve for claims and claim expenses	$15,996,826	$15,892,573
Unearned premiums	5,250,642	4,559,107
Debt	1,140,960	1,170,442
Reinsurance balances payable	3,989,660	3,928,281
Payable for investments purchased	389,440	493,776
Other liabilities	279,878	648,036
Total liabilities	27,047,406	26,692,215
Redeemable noncontrolling interests	5,357,386	4,535,389
Shareholders’ Equity
Preference shares	750,000	750,000
Common shares	43,932	43,718
Additional paid-in capital	467,623	475,647
Accumulated other comprehensive income (loss)	(14,838)	(15,462)
Retained earnings	4,618,818	4,071,371
Total shareholders’ equity attributable to RenaissanceRe	5,865,535	5,325,274
Total liabilities, noncontrolling interests and shareholders’ equity	$38,270,327	$36,552,878

Book value per common share	$116.44	$104.65

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Segment Information
(in thousands of United States Dollars, except percentages)
(Unaudited)
	Three months ended March 31, 2023
	Property	Casualty and Specialty	Other	Total
Gross premiums written	$1,304,199	$1,486,062	$—	$2,790,261
Net premiums written	$1,019,829	$1,243,874	$—	$2,263,703
Net premiums earned	$687,420	$993,130	$—	$1,680,550
Net claims and claim expenses incurred	187,609	613,591	—	801,200
Acquisition expenses	145,319	286,938	—	432,257
Operational expenses	55,813	21,661	—	77,474
Underwriting income (loss)	$298,679	$70,940	$—	369,619
Net investment income			254,378	254,378
Net foreign exchange gains (losses)			(14,503)	(14,503)
Equity in earnings of other ventures			9,530	9,530
Other income (loss)			(4,306)	(4,306)
Net realized and unrealized gains (losses) on investments			279,451	279,451
Corporate expenses			(12,843)	(12,843)
Interest expense			(12,134)	(12,134)
Income (loss) before taxes and redeemable noncontrolling interests				869,192
Income tax benefit (expense)			(28,902)	(28,902)
Net (income) loss attributable to redeemable noncontrolling interests			(267,384)	(267,384)
Dividends on preference shares			(8,844)	(8,844)
Net income (loss) available (attributable) to RenaissanceRe common shareholders				$564,062

Net claims and claim expenses incurred – current accident year	$269,302	$636,650	$—	$905,952
Net claims and claim expenses incurred – prior accident years	(81,693)	(23,059)	—	(104,752)
Net claims and claim expenses incurred – total	$187,609	$613,591	$—	$801,200

Net claims and claim expense ratio – current accident year	39.2%	64.1%		53.9%
Net claims and claim expense ratio – prior accident years	(11.9)%	(2.3)%		(6.2)%
Net claims and claim expense ratio – calendar year	27.3%	61.8%		47.7%
Underwriting expense ratio	29.3%	31.1%		30.3%
Combined ratio	56.6%	92.9%		78.0%

	Three months ended March 31, 2022
	Property	Casualty and Specialty	Other	Total
Gross premiums written	$1,343,508	$1,599,456	$—	$2,942,964
Net premiums written	$890,166	$1,275,051	$—	$2,165,217
Net premiums earned	$618,591	$867,834	$—	$1,486,425
Net claims and claim expenses incurred	259,761	581,972	—	841,733
Acquisition expenses	127,096	249,411	—	376,507
Operational expenses	46,932	20,975	—	67,907
Underwriting income (loss)	$184,802	$15,476	$—	200,278
Net investment income			83,691	83,691
Net foreign exchange gains (losses)			(15,486)	(15,486)
Equity in earnings of other ventures			(6,390)	(6,390)
Other income (loss)			1,193	1,193
Net realized and unrealized gains (losses) on investments			(673,017)	(673,017)
Corporate expenses			(12,502)	(12,502)
Interest expense			(11,955)	(11,955)
Income (loss) before taxes and redeemable noncontrolling interests				(434,188)
Income tax benefit (expense)			36,707	36,707
Net (income) loss attributable to redeemable noncontrolling interests			11,912	11,912
Dividends on preference shares			(8,844)	(8,844)
Net income (loss) available (attributable) to RenaissanceRe common shareholders				$(394,413)

Net claims and claim expenses incurred – current accident year	$276,519	$583,047	$—	$859,566
Net claims and claim expenses incurred – prior accident years	(16,758)	(1,075)	—	(17,833)
Net claims and claim expenses incurred – total	$259,761	$581,972	$—	$841,733

Net claims and claim expense ratio – current accident year	44.7%	67.2%		57.8%
Net claims and claim expense ratio – prior accident years	(2.7)%	(0.1)%		(1.2)%
Net claims and claim expense ratio – calendar year	42.0%	67.1%		56.6%
Underwriting expense ratio	28.1%	31.1%		29.9%
Combined ratio	70.1%	98.2%		86.5%

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Gross Premiums Written
(in thousands of United States Dollars)
(Unaudited)

	Three months ended
	March 31, 2023	March 31, 2022
Property Segment
Catastrophe	$928,595	$886,091
Other property	375,604	457,417
Property segment gross premiums written	$1,304,199	$1,343,508

Casualty and Specialty Segment
General casualty (1)	$467,892	$480,142
Professional liability (2)	382,253	549,719
Credit (3)	231,676	259,104
Other specialty (4)	404,241	310,491
Casualty and Specialty segment gross premiums written	$1,486,062	$1,599,456

(1)	Includes automobile liability, casualty clash, employer’s liability, umbrella or excess casualty, workers’ compensation and general liability.
(2)	Includes directors and officers, medical malpractice, and professional indemnity.
(3)	Includes financial guaranty, mortgage guaranty, political risk, surety and trade credit.
(4)
Includes accident and health, agriculture, aviation, cyber, energy, marine, satellite and terrorism. Lines of business such as regional multi-line and whole account may have characteristics of various other classes of business, and are allocated accordingly.

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Total Investment Result
(in thousands of United States Dollars, except percentages)
(Unaudited)

	Three months ended
	March 31, 2023	March 31, 2022
Fixed maturity investments trading	$155,500	$62,417
Short term investments	32,950	1,136
Equity investments	3,399	2,754
Other investments
Catastrophe bonds	38,831	17,360
Other	24,571	5,552
Cash and cash equivalents	4,264	(41)
	259,515	89,178
Investment expenses	(5,137)	(5,487)
Net investment income	$254,378	$83,691

Net investment income return - annualized	4.9%	1.5%

Net realized gains (losses) on fixed maturity investments trading	$(104,765)	$(121,152)
Net unrealized gains (losses) on fixed maturity investments trading	312,026	(464,177)
Net realized and unrealized gains (losses) on investments-related derivatives	12,162	(40,288)
Net realized gains (losses) on equity investments	(8,738)	(20)
Net unrealized gains (losses) on equity investments	39,151	(48,669)
Other investments
Net realized and unrealized gains (losses) on other investments - catastrophe bonds	24,126	(8,261)
Net realized and unrealized gains (losses) on other investments - other	5,489	9,550
Net realized and unrealized gains (losses) on investments	279,451	(673,017)
Total investment result	$533,829	$(589,326)

Total investment return - annualized	10.0%	(10.2)%

Comments on Regulation G
In addition to the GAAP financial measures set forth in this Press Release, the Company has included certain non-GAAP financial measures within the meaning of Regulation G. The Company has provided certain of these financial measures in previous investor communications and the Company’s management believes that such measures are important to investors and other interested persons, and that investors and such other persons benefit from having a consistent basis for comparison between quarters and for comparison with other companies within or outside the industry. These measures may not, however, be comparable to similarly titled measures used by companies within or outside of the insurance industry. Investors are cautioned not to place undue reliance on these non-GAAP measures in assessing the Company’s overall financial performance.
Operating Income (Loss) Available (Attributable) to RenaissanceRe Common Shareholders and Operating Return on Average Common Equity - Annualized
The Company uses “operating income (loss) available (attributable) to RenaissanceRe common shareholders” as a measure to evaluate the underlying fundamentals of its operations and believes it to be a useful measure of its corporate performance. “Operating income (loss) available (attributable) to RenaissanceRe common shareholders” as used herein differs from “net income (loss) available (attributable) to RenaissanceRe common shareholders,” which the Company believes is the most directly comparable GAAP measure, by the exclusion of (1) net realized and unrealized gains and losses on investments, excluding other investments - catastrophe bonds, (2) net foreign exchange gains and losses, (3) the income tax expense or benefit associated with these adjustments and (4) the portion of these adjustments attributable to the Company’s redeemable noncontrolling interests. The Company’s management believes that “operating income (loss) available (attributable) to RenaissanceRe common shareholders” is useful to investors because it more accurately measures and predicts the Company’s results of operations by removing the variability arising from these adjustments. The Company also uses “operating income (loss) available (attributable) to RenaissanceRe common shareholders” to calculate “operating income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted” and “operating return on average common equity - annualized.” The following table is a reconciliation of: (1) net income (loss) available (attributable) to RenaissanceRe common shareholders to “operating income (loss) available (attributable) to RenaissanceRe common shareholders”; (2) net income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted to “operating income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted”; and (3) return on average common equity - annualized to “operating return on average common equity - annualized.”

	Three months ended
(in thousands of United States Dollars, except per share amounts and percentages)	March 31, 2023	March 31, 2022
Net income (loss) available (attributable) to RenaissanceRe common shareholders	$564,062	$(394,413)
Adjustment for net realized and unrealized losses (gains) on investments, excluding other investments - catastrophe bonds	(255,325)	664,756
Adjustment for net foreign exchange losses (gains)	14,503	15,486
Adjustment for income tax expense (benefit) (1)	11,322	(41,874)
Adjustment for net income (loss) attributable to redeemable noncontrolling interests (2)	25,446	(92,010)
Operating income (loss) available (attributable) to RenaissanceRe common shareholders	$360,008	$151,945

Net income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted	$12.91	$(9.10)
Adjustment for net realized and unrealized losses (gains) on investments, excluding other investments - catastrophe bonds	(5.94)	15.33
Adjustment for net foreign exchange losses (gains)	0.34	0.36
Adjustment for income tax expense (benefit) (1)	0.26	(0.97)
Adjustment for net income (loss) attributable to redeemable noncontrolling interests (2)	0.59	(2.12)
Operating income (loss) available (attributable) to RenaissanceRe common shareholders per common share - diluted	$8.16	$3.50

Return on average common equity - annualized	46.6%	(28.1)%
Adjustment for net realized and unrealized losses (gains) on investments, excluding other investments - catastrophe bonds	(21.1)%	47.3%
Adjustment for net foreign exchange losses (gains)	1.2%	1.1%
Adjustment for income tax expense (benefit) (1)	0.9%	(3.0)%
Adjustment for net income (loss) attributable to redeemable noncontrolling interests (2)	2.1%	(6.5)%
Operating return on average common equity - annualized	29.7%	10.8%
(1)Represents the income tax (expense) benefit associated with the adjustments to net income (loss) available (attributable) to RenaissanceRe common shareholders. The income tax impact is estimated by applying the statutory rates of applicable jurisdictions, after consideration of other relevant factors.
(2)Represents the portion of the adjustments above that are attributable to the Company’s redeemable noncontrolling interests, including the income tax impact of those adjustments.

Tangible Book Value Per Common Share and Tangible Book Value Per Common Share Plus Accumulated Dividends
The Company has included in this Press Release “tangible book value per common share” and “tangible book value per common share plus accumulated dividends.” “Tangible book value per common share” is defined as book value per common share excluding goodwill and intangible assets per share. “Tangible book value per common share plus accumulated dividends” is defined as book value per common share excluding goodwill and intangible assets per share, plus accumulated dividends. The Company’s management believes “tangible book value per common share” and “tangible book value per common share plus accumulated dividends” are useful to investors because they provide a more accurate measure of the realizable value of shareholder returns, excluding the impact of goodwill and intangible assets. The following table is a reconciliation of book value per common share to “tangible book value per common share” and “tangible book value per common share plus accumulated dividends.”

	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022
Book value per common share	$116.44	$104.65	$94.55	$113.69	$121.44
Adjustment for goodwill and other intangibles (1)	(5.78)	(5.84)	(5.89)	(5.90)	(5.89)
Tangible book value per common share	110.66	98.81	88.66	107.79	115.55
Adjustment for accumulated dividends	25.38	25.00	24.63	24.26	23.89
Tangible book value per common share plus accumulated dividends	$136.04	$123.81	$113.29	$132.05	$139.44

Quarterly change in book value per common share	11.3%	10.7%	(16.8)%	(6.4)%	(8.1)%
Quarterly change in tangible book value per common share plus change in accumulated dividends	12.4%	11.9%	(17.4)%	(6.4)%	(8.2)%
Year to date change in book value per common share	11.3%	(20.8)%	(28.5)%	(14.0)%	(8.1)%
Year to date change in tangible book value per common share plus change in accumulated dividends	12.4%	(20.6)%	(28.9)%	(14.0)%	(8.2)%
(1)At March 31, 2023, December 31, 2022, September 30, 2022, June 30, 2022, and March 31, 2022, the adjustment for goodwill and other intangibles included $17.5 million, $17.8 million, $18.0 million, $18.3 million, and $18.4 million, respectively, of goodwill and other intangibles included in investments in other ventures, under equity method.